EXHIBIT 23.1



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                               HART & TRINEN, LLP
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________           Email:  harttrinen@aol.com
Donald T. Trinen                                      Facsimile:  (303) 839-5414
                                 (303) 839-0061


                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of Whispering Oaks International, Inc. on Form SB-2 whereby the Company and certain shareholders of the Company propose to sell up to 20,718,950 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very truly yours,

                              HART & TRINEN, L.L.P.



                               /s/ William T. Hart
                                 William T. Hart

Denver, Colorado
July 25, 2007









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